Exhibit 5.1

107 Selden Street
Berlin, CT 06037

Kerry J. Tomasevich
Assistant General Counsel and
Assistant Secretary

860-665-5744
kerry.tomasevich@eversource.com

April 13, 2022

Eversource Energy

800 Boylston Street, 17th Floor

Boston, MA 02199

56 Prospect Street

Hartford, CT 06103-2818

The Connecticut Light and Power Company

NSTAR Electric Company

Public Service Company of New Hampshire

c/o Eversource Energy Service Company

56 Prospect Street

Hartford, CT 06103-2818

Re:      Registration Statement on Form S-3 Registering Securities

Ladies and Gentlemen:

I am Assistant General Counsel of Eversource Energy Service Company, Assistant Secretary of Eversource Energy and counsel to Eversource Energy and its subsidiaries, The Connecticut Light and Power Company, doing business as Eversource Energy (“CL&P”), NSTAR Electric Company, doing business as Eversource Energy (“NSTAR Electric”) and Public Service Company of New Hampshire, doing business as Eversource Energy (“PSNH,” and collectively with Eversource Energy, CL&P, and NSTAR Electric, the “Registrants”). I have also acted as counsel to the Registrants in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Registrants with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), registering certain securities of such Registrants as described in the Registration Statement (the “Securities”).

For purposes of the opinions I express below, I have examined, among other agreements, instruments and documents, the Registration Statement, including the prospectus which is a part of the Registration Statement (the “Prospectus”), and its exhibits, including the various indentures of the Registrants and the organizational documents of each of the Registrants and originals, or copies certified to my satisfaction, of such corporate records of each of the Registrants, certificates of public officials, certificates of officers and representatives of such Registrant and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed. In my examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to various questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon certifications by officers of the Registrants and other appropriate persons and statements contained in the Registration Statement.

I base the opinions I express below in part on the following assumptions I have made:

(a)            the Registration Statement will have become effective upon filing under the Securities Act and will remain effective through any offer and sale of Securities;

(b)            for each type or series of Securities any of the Registrants offers by means of a Prospectus, such Registrant will have prepared and filed with the Commission under the Securities Act a prospectus supplement which describes that type or series and, if Securities of another type or series are issuable on the conversion, exchange, redemption or exercise of the Securities being offered, which also describes that other type or series;

(c)            for each Registrant that issues and sells Securities, such Registrant will have offered, issued and sold the Securities in the manner the Registration Statement and the relevant prospectus supplements describe and otherwise in compliance with all applicable federal and state securities laws, and the terms of any such Securities will not violate any applicable law or any debt securities of such Registrant or result in a default or breach of any agreement binding upon such Registrant, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over such Registrant;

(d)            in the case of Securities of any type which a Registrant issues and sells, the Board of Trustees or Board of Directors of such Registrant (or any committee of one or more members of that Board which that Board has duly designated (that board or any such committee being the “Board”)) will have taken all corporate action necessary to authorize the issuance of those Securities and the other Securities, if any, issuable on the conversion, exchange, redemption or exercise of those Securities, and approve the terms of the offering and sale of those Securities;

(e)            the Registrant and the initial purchasers of the Securities of any type will have duly authorized, executed and delivered a definitive purchase agreement relating to those Securities;

(f)            in the case of any Securities issuable on the conversion, exchange, redemption or exercise of other Securities, those Securities will be available for issuance on that conversion, exchange, redemption or exercise;

(g)            in the case of Senior Notes of any series issuable by Eversource Energy under the Eversource Energy Indenture: (i) the Board of Eversource Energy will have designated and established the terms of the series of which those Senior Notes are a part and those Senior Notes will not include any provision that is unenforceable; (ii) the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and (iii) forms of Senior Notes complying with the terms of the Indenture and evidencing those senior debt securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture;

(h)            in the case of Preferred Shares of any series of Eversource Energy, the Board of Eversource Energy will have duly adopted resolutions designating and establishing the terms of such series, and, if necessary, the shareholders of Eversource Energy shall have duly authorized and taken any other necessary action to approve the issuance and sale of such Preferred Shares, and Eversource Energy will have caused any required statements respecting that series to be prepared and filed with the Secretary of the Commonwealth of Massachusetts;

(i)            in the case of Common Shares or Preferred Shares of Eversource Energy, certificates representing those shares will have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Declaration of Trust, Massachusetts law and the provisions of the applicable purchase agreement under which Eversource Energy will sell those Securities;

(j)            in the case of each Common Share or Preferred Share of Eversource Energy, the purchase price therefor payable to Eversource Energy, or, if those shares are issuable on the conversion, exchange, redemption or exercise of other Securities, the consideration payable to Eversource Energy for that conversion, exchange, redemption or exercise, will not be less than the par value of that share;

(k)            in the case of mortgage bonds issued by CL&P or PSNH, the Board of such Registrant shall have duly established the terms of such bonds, and the Board of such Registrant, and, if necessary, the stockholders of such Registrant, shall have duly authorized and taken any other necessary actions to approve the issuance and sale of such bonds in conformity with its organizational documents, as amended through such time, and such authorization shall remain in effect and unchanged at all times during which such bonds are offered and shall not have been modified or rescinded, and an Underwriting Agreement shall have been duly authorized, executed and delivered and the bonds shall have been issued and sold in accordance with the terms and conditions of such Underwriting Agreement; and

(l)            in the case of Debt Securities issued by NSTAR Electric, the terms of the Debt Securities and their issuance and sale shall have been duly established in conformity with the NSTAR Electric Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on NSTAR Electric, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over NSTAR Electric.

Based on the foregoing, and having regard to legal considerations which I deem relevant, I am of the opinion that:

1.            Each Registrant is validly existing under the laws of its respective state of organization, and has the power, corporate or otherwise, to conduct its business as now conducted and to issue the Securities to be issued by it.

2.            When any applicable state securities or Blue Sky laws have been complied with, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the applicable prospectus supplement, the Securities of which a Registrant is the issuer will be (a) in the case of Common Shares and Preferred Shares of Eversource Energy, legally issued, fully paid and non-assessable, (b) in the case of Senior Notes, Share Purchase Contracts and Share Purchase Units of Eversource Energy, valid and binding obligations of Eversource Energy, (c) in the case of bonds issued by CL&P or PSNH, when the bonds, in substantially the form contained in the applicable indenture and the applicable supplemental indenture, shall have been authorized, executed, authenticated and delivered in accordance with the terms of the applicable indenture and the applicable supplemental indenture, including receipt of the consideration set forth therein, such bonds will be legally issued, fully paid, non-assessable and valid and binding obligations of CL&P and PSNH, respectively, in accordance with their terms, and (d) in the case of Debt Securities of NSTAR Electric, when the Debt Securities have been executed and authenticated in accordance with the NSTAR Electric Indenture, such Debt Securities will constitute valid and legally binding obligations of NSTAR Electric, all subject to the effect of (i) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including without limitation statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors’ rights generally, and (ii) principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) that may limit the enforceability of any of the remedies, covenants or other provisions of the Securities, or the availability of injunctive relief or other equitable remedies or as such principles relate to, limit or affect the enforcement of creditor’s rights generally.

The opinions set forth herein are subject to the following further assumptions, qualifications, limitations and exceptions:

I express no opinion regarding the effectiveness of any waiver in respect of the Securities of any rights of any party, or duties owing to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonable specificity.

In addition, I express no opinion as to any provisions of the Securities or any indenture or any purchase agreement regarding the remedies available to any person (1) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Securities or such documents, or (2) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of a Registrant to perform its material obligations under the Securities.

This opinion is limited to the current laws of the State of Connecticut and the Commonwealth of Massachusetts, the current federal laws of the United States, and to the limited extent set forth below, the current laws of the State New Hampshire, and to the facts as they exist on the date hereof. I am a member of the bar of the State of Connecticut and the bar of the Commonwealth of Massachusetts. I am not admitted to practice law in the State of New Hampshire, but I am generally familiar with the laws of such State and have made such inquiries as I considered necessary to render my opinion. I express no opinion as to matters involving the laws of any jurisdiction other than the State of Connecticut, the Commonwealth of Massachusetts, the State of New Hampshire and the United States. I undertake no obligation to advise you as a result of developments occurring after the date hereof including changes in such laws or interpretations thereof, or as a result of facts or circumstances brought to my attention after the date hereof.

This opinion is furnished only to you in connection with the transactions contemplated by the Registration Statement and is solely for your benefit. Other than as stated below, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without my prior written consent (including by any person that acquires Securities from you).

I hereby consent to be named in the Registration Statement and in the prospectus contained therein under the caption “Legal Opinions” as the attorney who passed upon the legality of the Securities and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Kerry J. Tomasevich

Kerry J. Tomasevich

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